Exhibit 99.1

Investor Contact:

Richard Fish

Chief Financial Officer

720-479-3538

Rich.Fish@wowinc.com

FOR IMMEDIATE RELEASE

WOW! INTERNET, CABLE & PHONE

ANNOUNCES A REFINANCING OF ITS TERM B LOAN

Englewood, CO—(August 19, 2016) WOW! Internet, Cable & Phone (“WOW!” or the “Company”), a leading fully integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, announced today that the Company has entered into a sixth amendment (the “Sixth Amendment”) to its Credit Agreement, originally dated as of July 17, 2012, and as subsequently amended, among the Company and the other parties thereto.

The Sixth Amendment, among other provisions, provides for the addition of a new $2.065 billion seven year Term B Loan which bears interest, at the Company’s option, at LIBOR plus 3.50% or ABR plus 2.50% and includes a 1.00% LIBOR floor.  The new Term B Loan has a maturity date of August 19, 2023, unless the earlier maturity dates set forth below are triggered under the following circumstances.

The Term B Loan will mature on April 15, 2019 if (i) any of the Company’s existing outstanding Senior Unsecured Notes are outstanding on April 15, 2019, or (ii) any future indebtedness with a final maturity date prior to the date that is 91 days after August 19, 2023, is incurred to refinance the Company’s existing Senior Unsecured Notes.  The Term B Loan will mature on July 15, 2019 if (i) any of the Company’s existing Senior Subordinated Notes are outstanding on July 15, 2019, or (ii) any indebtedness with a final maturity prior to the date that is 91 days after August 19, 2023 is incurred to refinance the Company’s existing Senior Subordinated Notes.

Proceeds from the issuance of the new Term B Loans were used to repay in full the existing $1.825 billion Term B Loan, which had a maturity date of April 15, 2019 and which bore interest at the same rates described above. The Company expects to use the remaining $240.0 million in proceeds to fund the Company’s pending acquisition of Nulink and to redeem a portion of the Company’s 13.375% Senior Subordinated Notes.

Additional information about WOW!’s business and operating results is contained in WOW!’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 15, 2016, and its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2016.

About WOW!

WOW! has been one of the nation’s leading providers of high-speed Internet, cable TV and phone serving communities in the U.S. Our operating philosophy is to deliver an employee and customer experience that lives up to its name. WOW! is privately owned and controlled by Avista Capital Partners and Crestview Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.  The forward-looking statements included in this release are made as of the date hereof.  Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2016.